Exhibit 99.3

JOINT FILERS’ SIGNATURES

WARBURG PINCUS PARTNERS, LLC

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	April 14, 2008
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	Date:	April 14, 2008
Name: Scott A. Arenare
Title: Member

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	Date:	April 14, 2008
Name: Scott A. Arenare
Title: Partner

By:	/s/ Scott A. Arenare	Date:	April 14, 2008
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact*

By:	/s/ Scott A. Arenare	Date:	April 14, 2008
Name: Joseph P. Landy
Title: Scott A. Arenare, Attorney-in-Fact**

*  Power of Attorney given by Mr. Kaye was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13Dfiled by Building Products, LLC with respect to Builders FirstSource, Inc.

**  Power of Attorney given by Mr. Landy was previously filed with the Securities and Exchange Commission on March 2, 2006 as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.